UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 25, 2007

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

830 East Arques Avenue

Sunnyvale, California 94085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 25, 2007, Advanced Analogic Technologies Incorporated (the “Company”) issued a press release announcing the final determination by the United States International Trade Commission (the “USITC”) in the Company’s litigation with Linear Technology Corporation (“LinearTech”) before the USITC.

In its final determination, the USITC left unchanged the earlier determination of the Administrative Law Judge that the Company’s charge pumps do not violate Section 337 of the Tariff Act because they do not infringe the claims of U.S. Patent No. 6,411,531 (the “‘531 Patent”) owned by LinearTech. The earlier determinations of the Administrative Law Judge that the ‘531 Patent is invalid over the prior art and that LinearTech had failed to prove domestic industry were likewise unchanged. The USITC also upheld the opinion of the Administrative Law Judge that a majority of the Company’s switching regulator designs do not infringe LinearTech’s U.S. Patent No. 6,580,258 (the “‘258 Patent”). These non-infringing designs include the Company’s newer generations of switching regulators targeting high performance and high efficiency applications. In one instance, the USITC found an older-generation switching regulator design, representing a small fraction of the Company’s switching regulator offerings and revenue, infringes the ‘258 Patent. Following normal USITC procedure, the USITC issued a limited exclusion order under Section 337 of the Tariff Act prohibiting the direct importation of this particular design by the Company into the United States. This exclusion order does not, however, prevent the Company’s customers from importing their products into the United States. LinearTech’s request that downstream products be barred from importation was denied.

The full text of the press release concerning the foregoing is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: September 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated September 25, 2007.